                                 AGREEMENT

     This AGREEMENT, entered into and made effective this 25th day of January 1997 (the "Execution Date"), by and among (i) James A. Egide, an individual ("Egide"), (ii) a group of investors led by Egide which consist of the persons identified in Exhibit A to this Agreement ("the Egide Group"), (iii) Casino World Holdings, Ltd., a Delaware corporation ("CWH"),
(iv) Casino World International Limited ("CWI"), a Delaware corporation,
(v) Cyber Games Limited, an Irish corporation ("CGL"), (vi) Kendall R. Lang, an individual ("Lang"), (vii) ASDAR, Group, a Nevada Corporation, ("ASDAR"), and (viii) Nicholas Coscia, an individual ("Coscia"), (collectively, the "Parties", and individually a "Party"). Egide and the Egide Group are sometimes referred to collectively herein as the Egide Parties. CWH, CWI, CGL and Lang are sometimes referred to collectively herein as the CWH Parties. ASDAR and Coscia are sometimes referred to collectively herein as the ASDAR Parties.

     WHEREAS, by a separate license agreement ("the License"), CWH has licensed to CGL certain technology relating to the operation of a virtual casino on the Internet (the "Technology");

     WHEREAS, on or about April 29, 1996, ASDAR, by its Secretary and Director, Coscia and CWH by its Chief Executive Officer, Lang, entered into a certain letter of intent (the "Letter of Intent") concerning inter alia, the licensing by ASDAR of the Technology from CWH through CWH's licensee, CGL;

     WHEREAS, in contemplation of a definitive agreement between ASDAR and CWH based upon the Letter of Intent, the Egide Group advanced to ASDAR the sum of US $1.15 million and advanced to CWH $300,000 and ASDAR advanced to CWH through CGL the sum of US $725,000 as evidenced by certain promissory notes made by CWH and payable to ASDAR as follows (i)$400,000 dated July 22, 1996; (ii) $75,000 dated August 15, 1996, $250,000 dated August 28,
1996 (collectively, the "Promissory Notes");

     WHEREAS, pursuant to an Amendment dated July 22, 1996, the Letter of Intent provides that it expires and is of no force and effect if no definitive agreement dated between ASDAR and CWH was signed by October 1, 1996;

     WHEREAS, no definitive agreement between ASDAR and CWH has been signed, and CGL and CWH have determined due to certain publicity concerning ASDAR that it is in their best interest for CGL not to issue any sublicense under the License to the Technology to ASDAR;

     WHEREAS, in contemplation of the execution of this Agreement, CWH sold to the Egide Group, and the Egide Group has purchased from CWH for $1,025,000, 410,000 shares of CWH common stock (which $1,025,000 was paid through cancellation and conversion of the $300,000 unpaid advance, and assignment to CWH of the Egide Group's claim for $725,000 against ASDAR), pursuant to the terms of a separate subscription agreement;

                                     1

     WHEREAS, ASDAR has commenced an action, Case No. 00705687 against CWH, Lang and Kurt Fornal in the Superior Court of the State of California, County of San Diego concerning the Notes; and

     WHEREAS, the Parties wish to resolve any and all claims and disputes between of among them relating to or arising out of License, the Notes, the Technology and the Letter of Intent, including, without limitation, claims relating to or arising out of actions contemplated under the Letter of Intent, or actions taken by reason of the Letter of Intent;

     NOW, THEREFORE, in consideration of the mutual promises and agreements se forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, hereby agree as follows;

     1.   Representations and Warranties
     ------------------------------
     Each of the Parties represents and warrants to each of the other Parties that;

     1.1 it is represented by counsel and has made such independent investigation of the facts pertaining to this Agreement, as it deems necessary;

     1.2  it had read this Agreement and understands its contents;

     1.3 it has the power and authority to execute and deliver this Agreement and perform its obligations hereunder;

     1.4 the execution, delivery and performance of this Agreement has been duly and validity authorized by it;

     1.5 upon mutual execution and delivery, this Agreement will constitute a valid and binding agreement of it; and

     1.6 its execution, delivery and performance of this Agreement will not result in the breach of, or give rise to, the termination of any other agreement to which it is a party.

Each of the signatories to this Agreement represents and warrants to each of the Parties that he is authorized to execute this Agreement on behalf of the persons for whom he is signing the Agreement.

2.   Acknowledgment of Right, Title and Interest
     -------------------------------------------

     2.1 The Parties acknowledge that CWH is the exclusive owner of all rights to the Technology, including without limitation the MindWire (TM) and CWH software and improvements thereto. None of the Parties, except for CWH, has the right to use such Technology in any manner, including, without limitation, for the operation of virtual casinos on the Internet, except to the extent that it is validity licensed to do so by CWH.


                                     2

3.   Covenants
     ---------

     3.1 ASDAR acknowledges its current indebtedness of $425,000 to the EGIDE Group and in order to discharge such debt shall issue to Egide and/or the Egide Group pursuant to a schedule to be provided to ASDAR by Egide 500,000 shares of its Common Stock and a note for $50,000 due not later than May 1, 1997, bearing interest at the rate of eight percent (8%) per annum from July 1, 1996.

     3.2 Contemporaneously with the execution of this Agreement, CWH will convert and cancel ASDAR's $725,000 indebtedness to CWH and ASDAR will assign the Promissory Notes all rights and liabilities under them to CWH, pursuant to the assignment agreement attached hereto as Exhibit B.

     3.3 Contemporaneously with the execution of this Agreement, ASDAR will execute and file the Stipulation of Dismissal with Prejudice attached hereto as Exhibit C.

     3.4 Contemporaneously with the execution of this Agreement, Lang will issue to Coscia warrants to purchase up to 50,000 shares of CWH common stock at $2.50 per share and warrants to purchase 200,000 additional shares of CWH common stock at $2.50 per share. The warrants for the additional 200,000 shares shall be conditional on the closing of a financing agreement between CWH, Egide, and the Egide Group or any person or entity referred to CWH by Egide of not less than $5,000,000. The warrants for all shares are subject to any restrictions or encumbrances on such shares now existing or existing at the time the warrant is exercised, including, without limitation, the pledge of those shares to secure a debt. The parties precise rights and obligations with respect to the warrants described herein are set forth in a separate agreement attached hereto as Exhibit D. Nothing contained in this paragraph shall, alter or modify, or otherwise be used to construe or interpret the terms of the separate agreement attached hereto as Exhibit D;

     3.5 Contemporously with the execution of this Agreement, CWH will issue to Egide warrants to purchase 100,000 shares of CWH common stock at $2.50 per share, such sale of shares to be pursuant to the terms of a separate agreement attached hereto as Exhibit E. Egide has previously received warrants to purchase 500,000 shares of CWH common stock at $2.50 per share pursuant to the term of the separate Finders' Fee Agreement; and

     3.6 The parties contemplate that there may be a second stage financing involving the CWH Parties. In the event that such financing occurs, Egide will use reasonable efforts to assist in such financing.

                                     3

4.   Termination of Letter of Intent
     -------------------------------
     The Letter of Intent is hereby terminated and of no further force or effect.

5.   Mutual Releases and Indemnities
     -------------------------------

     5.1 By the ASDAR Parties - The ASDAR Parties, and each of their respective Privies hereby release and forever discharge each and every other Party and each and all of the other Parties' present or former Privies, from each and every liability, claim, share, cause of action, and demand of any sort, whether known or unknown, contingent, accrued, inchoate, or otherwise, from the beginning of time up to the Execution Date of this Agreement.


     5.2 By the Egide Parties - Egide, on behalf of himself and each and every person in the Egide Group, and each of their respective Privies hereby release and forever discharge each and every other Party and each and all of the Parties' present or former Privies, from each and every liability, claim, charge, cause of action, and demand of any sort, whether known or unknown, contingent, accrued, inchoate, or otherwise, from the beginning of time up to the Execution Date of this Agreement. Egide represents and warrants that he is authorized to provide this Release on behalf of the Egide Group.

     5.3 By the CWH Parties - The CWH Parties, and each of their respective Parties, hereby release and forever discharge each and every other Party, and each and all of the other Parties' present or former Privies, from each and every liability, claim, charge, cause of action, and demand of any sort, whether known or unknown, contingent, accrued, inchoate, or otherwise, from the beginning of time to the Execution Date of this Agreement.

     5.4 Privies. As used in this Agreement, the term "Privies" refers to: administrators, affiliates, agents, assigns, attorneys, consultants, directors, employees, executors, heirs, insurers, officers, predecessors, principals, representatives, reinsurers, servants, shareholders, subsidiaries, successors, sureties and trustees.

     5.5  With respect to all releases in this Agreement:

          5.5.1. the releases are the results of a compromise and will never at any time for any purpose be considered an admission as to the fact or amount of any liability or responsibility of any of the Parties;

          5.5.2 the release does not operate to release any rights, or obligations arising out of this Agreement, and


          5.5.3 the Parties expressly waive the application of California Civil Code 1542 and/or any similar state or federal law. California Civil Code 1542 provides;

                          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                 It is the intention of the Parties that the releases executed hereunder will be, and remain, in effect as full and complete releases of those matters set forth in the releases, notwithstanding the discovery of any additional or different facts or claims that existed prior to the date of the releases.


5.6  Indemnities
     -----------

     5.6.1. Each party agrees to defend, indemnify and hold each other Party harmless from any later assertion of any right or claim which
     (i) the indemnifying Party is representing it is releasing hereunder of (ii) arises out of or is related to any breach by the indemnifying party of the covenant, representation or warranty hereunder.

     5.6.2. In addition to the indemnifying set forth in section 5.6.1, the ASDAR Parties, jointly and severally agree to indemnify and hold the CWH Parties harmless from any assertion of any right or claim by any past or current shareholder of ASDAR arising out of or relating to violation of any federal or state securities laws and based upon any act of omission by Coscia or ASDAR, provided, however, that Coscia shall not be obligated to indemnify Lang, CWH, CWI or CGL for any attorneys fees relating to any assertion of such right or claim, except to the extent that he agrees to assume and control the defense of any action as provided in section 5.6.4.2 below.

     5.6.3. In addition to the indemnity set forth in section 5.6.1, Egide agrees to indemnify and hold the ASDAR Parties and the CWH Parties from any assertion of any right or claim by any past or current member of the Egide Group arising out of or relating to violation of any federal of state securities laws.

     5.6.4. Procedure for Indemnification - The following procedures shall apply to indemnification under this Agreement:


     5.6.4.1 Promptly after receipt by an indemnities of written notice of the assertion of any claim subject to indemnification, the indemnities shall give written notice to the indemnitor and shall thereafter keep the indemnitor reasonably informed with respect thereto, provided that failure of the indemnities to give the indemnitor prompt notice as provided herein shall not relieve the indemnitor of any of its obligations unless such failure materially prejudices the Indemnitor.

     5.6.4.2 The Indemnitor shall be entitled to assume and control the defense of any action based upon a claim subject to indemnification by providing written notice to the indemnities within thirty days from receipt of notice of the commencement of such action of its intention to do so, with counsel reasonably satisfactory to the indemnities and at indemnitor's own expense. Notwithstanding the assumptions by the indemnitor of the defense of any such action as provided herein, the indemnities shall be permitted to join in the defense of such action and to employ counsel at its own expense.

     5.6.4.3 If the indemnitor shall assume defense of any such action, it shall not settle such action unless such settlement includes as an unconditional term thereof, the giving by the claimant of a release of the indemnities, satisfactory to the indemnities, from all liability with respect to such action.

     5.6.4.4 If the indemnitor fails to notify the indemnities of its desire to assume the defense of any such action within the prescribed period of time, then the indemnities may assume the defense of such action and the indemnitor shall be bound by any determinations made in such action or any settlement effected by the indemnities.

6.   Miscellaneous Provisions
     ------------------------
     6.1 Confidentiality - Neither the terms of this Agreement nor any non-public information communications and writings between or among the Parties of their Privies relating to, concerning or arising from the Letter of Intent or the transactions contemplated thereby will be disclosed by any Party, except with the specific written consent of the other Parties, provided, however, that nothing in this Agreement will be construed to prevent any Party from disclosing the terms of this Agreement:


     6.1.1 as required by any court or other governmental body, provided that the disclosing Party will use all reasonable efforts to obtain confidential treatment of materials so disclosed;

     6.1.2 as otherwise required by law, provided that the disclosing Party uses all reasonable efforts to obtain confidential treatment of materials so disclosed;

     6.1.3 to legal counsel of the Parties, in confidence, to accountants, banks, and financing sources, and other advisors or consultants of the Parties;

     6.1.4 in connection with the enforcement of this Agreement or rights under this Agreement, provided that the disclosing Party will give reasonable advance notice to the other Parties for the purpose of affording them the opportunity to seek a protective order; or

     6.1.5 in confidence, in connection with an actual or proposed license, merger, acquisition, or similar transaction.

6.2 Entire agreement; amendment - This Agreement is the entire agreement between the Parties with respect to the matters set forth herein and supersedes all other prior agreements or understandings, whether written or oral. No representation, oral or otherwise, express or implied, other than those expressly set forth herein have been made by any Party to any other Party concerning the subject matter of this Agreement. This Agreement may not be modified or amended other than in writing signed by the Party(ies) whose rights or obligations are modified or amended.

6.3 Waiver - The failure of a Party to insist upon another Party's strict adherence to any term of this Agreement on any occasion will not be construed as a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term of any other term or this Agreement.

6.4 Severability - If any provision or sub-provision of this Agreement is found invalid of unenforceable, the balance of the Agreement, and all provisions thereof, will remain in full force and effect.

6.5  Interpretation

     6.5.1 All headings throughout this Agreement have been inserted for the purpose of ease of reference only and do not define, limit or affect the meaning or interpretation of this Agreement or of any instrument created pursuant hereto or in accordance herewith.


     6.5.2 Each Party has been provided with an opportunity to participate in the drafting and preparation of this Agreement. Therefore, in any construction to be made of this Agreement, the same will not be construed against any Party.

     6.6 Governing Law - This Agreement is governed by, and is to be construed in accordance with the laws of the State of California, without giving effect to that State's conflict-of-laws rules.

     6.7 Dispute Resolutions - The Parties agree that all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including the formation, breach, default, termination or invalidity thereof ("Disputes") will be finally settled under the Commercial Arbitration Rules of the American Arbitration Association. The Dispute will be decided be a single arbitrator agreed upon by the Parties. If the Parties are unable to agree upon an arbitrator within 30 days of the filing of the Demand for Arbitration, the Parties may agree to have the single arbitrator appointed by the American Arbitration Association in accordance with its rules. If the parties do not agree to have a single arbitrator appointed, the Dispute shall be decided by the majority decision of three arbitrators. The Claimant(s) and Defendant(s) shall each appoint one arbitrator with 15 days. The third arbitrator shall be selected by agreement of the party-appointed arbitrators within 15 days of the appointment of the last to be appointed arbitrator. If either party fails to select its arbitrator or the party appointed arbitrators fail to agree upon a third arbitrator, within the time limit set out above, the missing arbitrator(s) shall be appointed by the American Arbitration Association in accordance with its rules. The proceeding will be conducted in San Diego, California in the English language. The arbitrator(s) will have the power to award costs and attorneys' fees, and will award attorneys' fees to the prevailing Party in any arbitration. The Parties waive objection to venue and submit to the jurisdiction of the United States District Court for the Southern District of California, for the resolution of any dispute arising out of or relating to this agreement to arbitrate or the enforcement thereof, or, in the event that such court does not have subject matter jurisdiction of any such dispute, the Parties waive objection to venue and submit to the jurisdiction of the Superior Court of the State of California, County of San Diego. Prior to the selection of the arbitral panel, nothing in this agreement to arbitrate will prevent the Parties from applying to a court that would otherwise have jurisdiction for provisional or interim measures.
     After the arbitral panel is selected, it will have sole jurisdiction to hear such applications, except that the Parties agree that any measure ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction over the Parties. Each Party hereto hereby agrees that the arbitration procedures provided herein will be the sole and exclusive method of resolving any of the aforesaid disputes, controversies or claims.


     6.8 Counterparts - This Agreement may be executed in one or more counterparts, and, when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to each of the Parties.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]


IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives as of the date first set out above.


                                      CYBER GAMES LIMITED


/S/ Nicolas F. Coscia                 By: /S/ Kendall R. Lang
---------------------                 ------------------------
Nicholas F. Coscia                    Its: Attorney In Fact

                                      ASDAR GROUP

/S/ James A. Egide                    By:/S/ Stephen J. Nemergut
--------------------                  --------------------------
James A. Egide                        Its: Secretary & Director


                                      EGIDE GROUP

/S/ Kendall R. Lang                   By: /S/ James A. Egide
--------------------                  --------------------------
Kendall R. Lang                       Its: Authorized Agent for the
                                      Group and Each of its Members

CASINOWORLD HOLDINGS, LTD.


By:  /S/ Kendall R. Lang
------------------------
Its: CEO

CASINOWORLD
INTERNATIONAL LIMITED

By:  /S/ Kendall R. Lang
------------------------
Its: /S/ Attorney in Fact


                                     10

                                 EXHIBIT A

                                EGIDE GROUP
                                -----------

------------------------------     ------------------------------
 Paul Soll                          William Richards
 17624 Corinthian Drive
 Encino, CA 91316

 5,000 Shares                       5,000 Shares
------------------------------     ------------------------------
 Alex Moscowitz                     Rich Taylor
 22620 Hatteras Street              555 California St., 22nd Flr.
 Woodland Hills, CA 91367           San Francisco, CA 94104

 5,000 Shares                       5,000 Shares
------------------------------     ------------------------------
 Eli Haber                          Henry Weingarten
 4820 Quedo Place                   5034 Odesa Avenue
 Woodland Hills, CA 91364           Encino, CA 91316

 5,000 Shares                       8,000 Shares
------------------------------     ------------------------------
 Eli Schneidman                     Jack & Carolyn Weingarten
 506 No. Palm Drive                 12365 Ridge Circle
 Beverly Hills, CA 90210            Los Angeles, CA 90049

 3,000 Shares                       5,000 Shares
------------------------------     ------------------------------

 Don Gruberger                      Gordon Benson
 5543 Partridge Court               16830 Ventura Blvd. #500
 Westland Village, CA 91362         Encino, CA 91436

 3,000 Shares                       2,000 Shares
------------------------------     ------------------------------

 Tod Gruberger                      Gerald Guez
 15906 Valley Vista                 992 North Apline
 Encino, CA 91436                   Beverly Hills, CA 90210

 3,000 Shares                       10,000 Shares
------------------------------     ------------------------------

                                     11

------------------------------     ------------------------------
 Joel Weingarten                    Todd & Kimberly Kay
                                    1150 Summit Drive
                                    Beverly Hills, CA 90210

 5,000 Shares                       10,000 Shares
------------------------------     ------------------------------
 Barry Thirot                       Calls International, Inc.
 3933 Southview Terrace             15303 Ventura Blvd. #1075
 Medford, OR 97504                  Sherman Oaks, CA 91403

 10,000 Shares                      20,000 Shares
------------------------------     ------------------------------
 C.J. Overseas                      Robert Domush
 c/o Glenn Hartman                  60 Via Navarro
 2728 Teton Pines Drive             Greenbrae, CA 94904
 Jackson, WY 83001

 60,000 Shares                      8,000 Shares
------------------------------     ------------------------------
 Steve Campango                     Manfred Stuvole
 900 Mission Avenue                 5770 Snowshoe Circle
 San Rafeal, CA 94901               Bloomfield Hills, MI 48301

 40,000 Shares                      8,000 Shares
------------------------------     ------------------------------
 Marin Catholic High School         Ken Egide
 675 Sir Francis Drake Blvd
 Kentfield, CA 94904

 25,000 Shares                      7,000 Shares
------------------------------     ------------------------------
 Gerald Richardson                  Prospect Creek Ltd.
 80 Palomino Circle                 c/o Boo Binden
 Novato, CA 94947                   50th Flr., Hopewell Center
                                    183 Owens Road East
                                    Hong Kong

 20,000 Shares                      50,000 Shares
------------------------------     ------------------------------
 Tom Clark                          Mary Ann Egide
 9 Silo Ridge Road                  P.O. Box 11927
 North Salem, NY 10560              Zephyr Cove, NJ 89448

 20,000 Shares                      15,000 Shares
------------------------------     ------------------------------

                                     12

EXHIBIT C

RUSSELL M. DE PHILLIPS (CSB #95034)
SEAN C. COUGHLIN (CSB #167900)
MILBERG & DE PHILLIPS, P.C.
2163 Newcastle Avenue, Suite 200
Cardiff by the Sea, CA 92007-1824
Telephone: (619) 943-7103

Attorneys for Plaintiff, ASDAR GROUP, INC.

       SUPERIOR COURT OF THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO
                              SAN DIEGO BRANCH

ASDAR GROUP, INC., a Nevada Corporation,  ) CASE NO. 00705687
                                          )
            Plaintiff                     ) STIPULATION
                                          ) OF DISMISSAL WITH
      v.                                  ) PREJUDICE
                                          ) ------------------
                                          )
CASINO WORLD HOLDINGS, LTD., a            )
Delaware corporation, KENDALL LANG;       )
KURT FORNAL and Does 1 to 100, inclusive  )
                                          )
             Defendants                   )
----------------------------------------- )
                                          )
                                          )

IT IS HEREBY STIPULATED AND AGREED by and between ASDAR GROUP ("ASDAR") and CASINO WORLD HOLDINGS, LTD., KENDALL LANG, and KURT FORNAL that the Complaint and each and every claim which was or could have been asserted by ASDAR in the above captioned action against any of the defendants be, and the same hereby are, DISMISSED WITH PREJUDICE, each party to bear its own costs and expenses.

Dated: January 1997,

BAKER & McKENZIE                MILBERG & DE PHILLIPS

By:/S/ David C. Doyle           By: /S/ Russell M. De Phillips
   ------------------               --------------------------
     David C. Doyle                  Russell M. De Phillips
                                     Sean C. Coughlin

Attorneys for CASINO WORLD HOLDINGS              Attorneys for ASDAR GROUP
LTD, KENDALL LANG and KURT FORNAL

                                     13
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